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                                                                       EXHIBIT G


                                    AGREEMENT

          THIS AGREEMENT (the "Agreement") is being made this 25th day of July, 1995, by and among Alfred O.P. Leubert, Ltd. ("Leubert"), a New York Corporation, and CC Acquisition Company A, L.L.C., a Delaware limited liability company ("CCACA").

                              W I T N E S S E T H :

          WHEREAS, Leubert acquired from Sepa Technologies Ltd., Co. ("Sepa") 300,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Chyron Corporation (the "Company"), a New York corporation;

          WHEREAS, the Shares were subject to a right of first refusal of CCACA pursuant to the stock purchase agreement dated May 25, 1995 by and among Sepa, John Servizio and CCACA; and

          WHEREAS, Leubert has acquired the Shares subject to such right of first refusal and Leubert wishes to grant CCACA a similar right of first refusal with respect to the Shares, subject to the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the premises, representations, warranties, and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. RIGHT OF FIRST REFUSAL. (a) Leubert hereby grants to CCACA a right of first refusal to acquire the Shares. Leubert shall not sell or otherwise dispose of the Shares except (x) to an Affiliate (as defined in Section 1.(b) hereof), or (y) in compliance with the provisions set forth below:

               (i) If Leubert proposes to dispose of the Shares to a non-Affiliated third party, it shall deliver a notice (the "Sale Notice") signed by him to
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                         CCACA relating to the proposed disposition; provided,
                         however, that no Sale Notice of any proposed disposition of the Shares shall be valid unless Leubert shall have received prior to the date of the Sale Notice an offer therefor in writing from a BONA FIDE purchaser stating the price, terms, and conditions of the proposed sale. The Sale Notice shall specify the number of Shares (the "Offered Shares") that Leubert intends to dispose of, identify and give the address of the person to whom Leubert proposes to dispose the Offered Shares, and indicate the price, terms, and conditions of the proposed disposition.

               (ii) CCACA shall have the irrevocable and exclusive option, but not the obligation, to purchase from Leubert the Offered Shares at the price and upon the terms and conditions equal to those offered by the prospective purchaser. If CCACA elects to purchase the Offered Shares, it shall give written notice of such election within 30 days after the receipt of the Sale Notice; and the closing regarding such Offered Shares shall occur within 90 days after receipt of the Sale Notice. Any transfer of the Offered Shares to CCACA shall include the valid transfer of the registration rights relating to such Offered Shares, subject to the terms and conditions of the Registration Rights Agreement.

               (iii) If Leubert gives a Sale Notice, and CCACA does not elect to purchase the Offered Shares within such 30-day period, Leubert may dispose of its Offered Shares to the person or persons at the price, and on the terms and conditions specified in the Sale Notice.


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          (b)  The term "Affiliate" of a person or entity or "Affiliated with" a specified person or entity means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the person or entity specified. The term "control" means the possession, directly or indirectly, alone or in concert with others, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of securities, by contract, or otherwise.

          (c) Notwithstanding Section 1.1(a)hereof, the Seller shall have the right to sell the Additional Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended; PROVIDED, however, that no such sales shall be made during the two-year period following the Closing.

     2. SHARE OWNERSHIP. Leubert represents that the Shares are owned by Leubert free and clear of all liens, security interests, pledges, charges, claims of creditors, encumbrances, stockholders' agreements, voting trusts, and adverse claims of any kind or nature whatsoever. Upon transfer to CCACA of the Shares, Leubert will convey to the CCACA good title to the Shares, free and clear of all liens, security interests, pledges, charges, claims of creditors, encumbrances, stockholders' agreements, voting trusts, and adverse claims of any kind or nature whatsoever.

     3. VOTING. Leubert shall vote all shares of Common Stock of the Company that it beneficially owns in accordance with the directions of CCACA. In furtherance of this purpose, Leubert shall deliver to CCACA, at the Closing, Leubert's proxy relating to the voting of such Common Stock.


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     4.   FURTHER ACTIONS.  At any time and from time to time, each party agrees, as its expense, to take such actions and to execute and deliver such documents or instruments as may be reasonably necessary to effectuate the purposes of this Agreement.

     5. SUBMISSION TO JURISDICTION. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York and of any Federal court located in the State of New York in connection with any action or proceeding arising out of or relating to this Agreement or of any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement.

     6. MERGER; MODIFICATION. This Agreement, the Escrow Agreement, and the schedules, exhibits, and certificates attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements concerning such subject matter, and may be modified only by a written instrument duly executed by each party to be charged.

     7. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States) or by Federal Express, U.S. Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7):


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    CCACA:

          Michael Wellesley-Wesley
          Camhy Karlinsky & Stein LLP
          1740 Broadway
          New York, New York  10019
          Attn:  Dan I. DeWolf, Esq.


    with a copy (which copy shall not constitute notice) to:


          Sheldon D. Camhy, Esq.
          Camhy Karlinsky & Stein LLP
          1740 Broadway
          New York, New York  10019


    Leubert:


          1 Lincoln Plaza
          New York, New York  10023



    Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act) except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 9.5 shall be deemed given at the time of receipt thereof.

    8. WAIVER. Any waiver by any party of a breach of any terms of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.


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    9.    BINDING EFFECT.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the Purchaser, and its respective successors and assigns and Leubert and its or his respective successors, assigns, heirs, and personal representatives, and shall inure to the benefit of each Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

    10. SEPARABILITY. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

    11. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

    12. COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflicts of laws.


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          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                        CC ACQUISITION COMPANY A, L.L.C.


                                        By: s/Michael Wellesley-Wesley
                                            --------------------------
                                            Name:  Michael Wellesley-Wesley
                                            Title: Vice President



                                        ALFRED O. P. LEUBERT, LTD.





                                        By: s/Alfred O.P. Leubert
                                            --------------------------
                                            Name:  Alfred O.P. Leubert
                                            Title:   President


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